                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       of

                             XYBERNAUT CORPORATION

                           As adopted April 15, 1996

                                      and

                           Amended on August 28, 1997

                                      and

                               September 24, 1998

                             XYBERNAUT CORPORATION

                             A DELAWARE CORPORATION

                              AMENDED AND RESTATED

                                     BYLAWS



                                   ARTICLE I

                                  STOCKHOLDERS

                 SECTION I.1 ANNUAL MEETING. An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

                 SECTION I.2 SPECIAL MEETINGS. Subject to the rights of holders of any class or series of Preferred Stock, special meetings of stockholders may be called only by the President, the Vice Chairmen of the Board, the Secretary or by the Board of Directors pursuant to a resolution adopted by a majority vote of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships) at the time any such resolutions are presented to the Board for adoption. Such meetings to be held at such time and such place either within or without the State of Delaware as may stated in the notice. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board.

                 SECTION I.3 NOTICE OF MEETINGS. Written notice of stockholders' meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the President or the Secretary to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law.

                 SECTION I.4 QUORUM. Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these By-Laws until a quorum shall attend.

                 SECTION I.5 Adjournment. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 SECTION I.6 Organization. The President shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders may appoint any stockholder, director, or officer of the corporation to act as chairman of any meeting in the absence of the President. The Secretary shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, chairman of the meeting may appoint any other person to act as secretary of the meeting.

                 SECTION I.7 Voting. Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the corporation entitled to vote thereon who are present in person or by proxy shall decide such question. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the corporation entitled to elect such directors.

                 SECTION I.8 Advance Notice of Nominations and Proposals. Subject to the rights of holders of any class or series of Preferred Stock,

                 (i)      nominations for the election of directors, and

                 (ii) business proposed to be brought before an annual meeting of stockholders may be made by the Board of Directors or committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors at an annual meeting or propose business to be brought before an annual meeting, or both, only if such stockholder has given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such business. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was made or such public disclosure was made, whichever first occurs. To be in proper written form, a stockholder's notice to the Secretary shall set forth:

                 (a) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

                 (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

                 (c) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

                 (d) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors, and such other information about the nominee as the Board of Directors deems appropriate, including, without limitation, the nominee's age, business and residence addresses, principal occupation and the class and number of shares of Common Stock or other capital stock of the Company beneficially owned by the nominee, or such other information about the business to be proposed and about the stockholder making such business proposal before the annual meeting as the Board of Directors deems appropriate, including, without limitation, the class and number of shares of Common Stock or other capital stock beneficially owned by such stockholder; and

                 (e) if applicable, the consent of each nominee to serve as director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

                 SECTION I.9 STOCKHOLDER ACTION BY WRITTEN CONSENT. Except as otherwise provided in the resolutions of the Board of Directors designating any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders.

                 SECTION I.10 SUPERMAJORITY STOCKHOLDER VOTE FOR CERTAIN TRANSACTIONS. (a) In addition to the affirmative vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section (b) of this Article, the approval of a Business Combination (as hereinafter defined) shall require the affirmative vote of both (1) at least eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, and (2) at least 66 2/3% of the votes entitled to be cast by holders of the Voting Stock, excluding shares owned by an Interested Stockholder (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

                 (b) The provisions of Section (a) of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if the Business Combination shall have been approved by a majority (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Stockholder (as hereinafter defined) to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

                 (c) The following definitions shall apply with respect to this Article:

                             1. "Business Combination" shall mean: (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after merger or consolidation would be an

         Affiliate or Associate of an Interested Stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; (c) the adoption of the plan proposal for the liquidation or dissolution of the Corporation which is voted for or consented to by any Interested Stockholder; or (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or (e) any receipt by any Interested Stockholder of the benefit, directly or indirectly (except proportionally as a stockholder of the Corporation) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in clauses (a) to (d) of this paragraph), provided by the Corporation or any director or any direct or indirect majority-owned Subsidiary; or (f) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (e).

                             2. "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under the Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                             3. "person" shall mean any individual, firm, company, partnership, corporation, joint venture, association, limited liability company or other entity and shall include any group comprised of any person and any other person or entity with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding voting or disposing of Capital Stock.

                             4.   "Interested Stockholder" shall mean any
         person (other than the Corporation or any Subsidiary and other than any profit-sharing employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the three-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock; provided, however, that the term "Interested Stockholder" shall not include any person who would have qualified as an Interested Stockholder under either preceding clause immediately prior to the effective date of this Amendment to the Corporation's Certificate of Incorporation.

                             5. A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person with such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder hereunder, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section (c), but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                             6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in the Securities Exchange Act of 1934, as such may be amended from time to time.

                             7. "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

                             8. "Continuing Director" means any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who is not an Affiliate, Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, provided that such successor is not an Affiliate, Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

                 (d) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article, on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Capital Stock or other securities beneficially owned by any person, and (iii) whether a person is an Affiliate or Associate of another. Any such determination made in good faith shall be binding and conclusive on all parties.

                 (e) Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                 (f) The fact that any Business Combination complies with the provisions of Section (b) of this Article shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof to approve such Business Combination or recommend its adoption or approval to the stockholders or the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article.

                                   ARTICLE II

                               BOARD OF DIRECTORS

                 SECTION II.1 NUMBER AND TERM OF OFFICE. The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors shall consist of not fewer than six (6) members and not more than twelve (12) members, with the number of authorized directors being initially fixed at ten (10), which number may be changed from time to time by a resolution of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of authorized directors most recently fixed by the Board of Directors, except in each case as may be provided pursuant to resolutions of the Board of Directors, adopted pursuant to the provisions of the Certificate of Incorporation, establishing any series of Preferred Stock and granting to holders of shares of such series of Preferred Stock rights to elect additional directors under specified circumstances.

         The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire Board permits.

         The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of stockholders, and each shall serve (subject to the provisions of Article IV) until his respective successor has been elected and qualified. At the August 28, 1997 annual meeting of stockholders, Class I, Class II and Class III directors shall be elected for initial terms expiring at the next succeeding annual meeting, the second succeeding annual and the third succeeding annual meeting, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders after August 28, 1997, the directors chosen to succeed those in the class whose terms then expire shall be elected by the stockholders for terms expiring at the third succeeding annual meeting after their election and until their respective successors are elected and qualified. Newly created directorships or any decrease in directorships resulting from increases and decreases in the number of directors shall be so apportioned among the classes as to make all the classes as nearly equal in number as possible; provided, that when the Board increases the number of directors and fills the vacancies created thereby such director will hold office for the term expiring at the annual meeting of stockholders for the term of the class to which they have been elected expires.

                 SECTION II.2 MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the President or by one of the directors then in office.

                 SECTION II.3 NOTICE OF SPECIAL MEETINGS. The Secretary, or in his absence any other officer of the corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors at least twenty-four hours before the meeting, whether by mail, telegram, cable, radiogram, or personal service. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the Notice.

                 SECTION II.4 QUORUM AND ORGANIZATION OF MEETINGS. A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the President, or in the absence of the President, by such other person as the directors may select. The Secretary of the corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                 SECTION II.5 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to authority expressly granted to the Board of Directors by the Certificate of Incorporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation, s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending these Bylaws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. Each committee which may be established by the Board of Directors pursuant to these Bylaws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

                 SECTION II.6 ACTION WITHOUT MEETING. Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

                 SECTION II.7 TELEPHONE MEETINGS. Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                  ARTICLE III

                                    OFFICERS

                 SECTION III.1 EXECUTIVE OFFICERS. The executive officers of the corporation shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

                 SECTION III.2 POWERS AND DUTIES. The President shall preside at all meetings of the stockholders and of the Board of Directors. In the absence of the President, a Vice President appointed by the President or, if the President fails to make such appointment, by the Board, shall perform all the duties of the President. The officers and agents of the corporation shall each have such powers and authority and shall perform such duties in the management of the business, property, and affairs of the corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as f rom time to time may be prescribed by the Board of Directors.

                                   ARTICLE IV

                     RESIGNATIONS, REMOVALS, AND VACANCIES

                 SECTION IV.1 RESIGNATIONS. Any director or officer of the corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

                 SECTION IV.2 REMOVALS. (a) The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

                 (b) Any director, or the entire Board of Directors, may be removed, for cause only, by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of any class or series of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

                 Section IV.3 VACANCIES. (a) Officers. Any vacancy in the office of any officer through death, resignation, removal, disqualification, or other cause, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains).

                 (b) Directors. Any vacancy on the Board of Directors, howsoever resulting, including through an increase in the number of directors, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy shall hold office for the same remaining term as that of his or her predecessor, or if such director was elected as a result of an increase in the number of directors, then for the term specified in the resolution providing for such increase.


                                   ARTICLE V

                                 CAPITAL STOCK

                 SECTION V.1 STOCK CERTIFICATES. The certificates for shares of the capital stock of the corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

                 SECTION V.2 TRANSFER OF SHARES. Shares of the capital stock of the corporation may be transferred on the books of the corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the corporation or its transfer agent of the certificate representing such stock properly endorsed.

                 SECTION V.3 FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                 SECTION V.4 LOST CERTIFICATES. The Board of Directors or any transfer agent of the corporation may direct a new certificate or certificates representing stock of the corporation to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the corporation against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

                 SECTION V.5 REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the corporation.

                                   ARTICLE VI

                                 MISCELLANEOUS

                 SECTION VI.1 CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as may be approved from time to time by the Board of Directors.

                 SECTION VI.2 FISCAL YEAR. The fiscal year of the corporation shall begin on the 1st day of January in each year and terminate on the 31st day of December in each succeeding year.

                 SECTION VI.3 NOTICES AND WAIVERS THEREOF. (a) Whenever any notice whatever is required by law, the Certificate of Incorporation, or these Bylaws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable, or radiogram, addressed to such address as appears on the books of the corporation. Any notice given by telegram, cable, or radiogram shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

                 (b) Whenever any notice is required to be given by law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

                 SECTION VI.4 STOCK OF OTHER CORPORATIONS OR OTHER INTERESTS. Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the corporation as may be from time to time authorized by the Board of Directors or the President shall have full power and authority on behalf of this corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of this corporation powers of attorney, proxies, consents, waivers, and other instruments-relating to the shares or securities owned or held by this corporation.

                                  ARTICLE VII

                 SECTION VI.5 ANTI-TAKEOVER AMENDMENTS. (a) The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal the Bylaws of the corporation by vote of not less than a majority of such shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the Bylaws by vote of not less than a majority of the entire Board. However, any Bylaw adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.

                 (b) Notwithstanding the foregoing and anything contained in the Certificate of Incorporation to the contrary, Section 1.2 ("Special Meetings"), Section 1.8 ("Advance Notice of Nominations and Proposals"),
Section 4.2(b) ("Removal of Directors"), Section 2.1 ("Number of Directors and Term of Office"), Section 4.3(b) ("Vacancies; Directors"), and Section 1.9 ("Consent of Stockholders") of these Bylaws and Articles ELEVENTH, TWELFTH, THIRTEENTH AND FOURTEENTH of the Certificate of Incorporation shall not be amended or repealed, and no provision inconsistent with any thereof shall be adopted, without the affirmative vote of the holders of at least 66 2/3% of the voting power of the Voting Stock, voting together as a single class. Section
1.10 ("Supermajority Shareholder Vote for Certain Transactions") and Section 7.1(b) ("Anti-Takeover Amendments") of the corporation's Bylaws and Article FIFTEENTH of the Certificate of Incorporation shall not be amended or repealed, and no provision inconsistent with any thereof shall be adopted, without the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class. Notwithstanding anything contained in this Amended and Restated Bylaws to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class.

                 (c) Notwithstanding anything contained in the Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of Article SIXTEENTH of the Certificate of Incorporation.